Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated September 26, 2013 with respect to the balance sheet of New Media Investment Group Inc. in Amendment No. 2 to the Registration Statement (Form S-1/A) and the related Prospectus of New Media Investment Group Inc.

/s/ Ernst & Young LLP

New York, New York

January 28, 2014